EXHIBIT 12

CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)


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
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Years Ended December 31,                             1994       1993       1992
1991       1990
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
Earnings:
  Income before cumulative
    effect of change
    in accounting principle .  .  .  .           $183,171   $188,494   $194,958
$168,613   $163,770
  Add income taxes (excluding
    cumulative effect of change
    in accounting principle).  .  .  .             82,427     99,906     68,623
54,844     52,123
                                                 ________   ________   ________
________   ________
      Income before income taxes  .  .            265,598    288,400    263,581
223,457    215,893
  Distributed income from
    unconsolidated investees, less
    equity in earnings thereof .  .  .                560      2,960     (1,707)
(2,131)        -
                                                 ________   ________   ________
________   ________
      Subtotal  .  .  .  .  .  .  .  .            266,158    291,360    261,874
221,326    215,893
                                                 ________   ________   ________
________   ________

  Add fixed charges:
    Interest on long-term debt,
      including amortization of
      debt discount and expense
      less premium .  .  .  .  .  .  .             88,788     85,265     93,594
96,528     82,905
    Other interest expense  .  .  .  .              7,992      4,995      7,170
14,727     34,129
    Portion of rentals deemed to
      be representative of the
      interest factor .  .  .  .  .  .              8,486      8,378      7,822
7,460      7,653
                                                 ________   ________   ________
________   ________
TOTAL FIXED CHARGES.  .  .  .  .  .  .            105,266     98,638    108,586
118,715    124,687
                                                 ________   ________   ________
________   ________
TOTAL EARNINGS  .  .  .  .  .  .  .  .           $371,424   $389,998   $370,460
$340,041   $340,580
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RATIO OF EARNINGS TO FIXED
  CHARGES .  .  .  .  .  .  .  .  .  .               3.53       3.95       3.41
2.86       2.73
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